   As filed with the Securities and Exchange Commission on November 17, 2000

                                                    Registration No. [_________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ---------------------

                               WILLIAM LYON HOMES
             (Exact name of registrant as specified in its charter)

        DELAWARE                                       33-0864902
(State of Incorporation)                 (I.R.S. employer identification number)

        4490 VON KARMAN AVENUE, NEWPORT BEACH, CALIFORNIA     92660
            (Address of Principal Executive Office)         (Zip Code)

                             1991 STOCK OPTION PLAN
                  WILLIAM LYON HOMES 2000 STOCK INCENTIVE PLAN
                           (Full Title of the "Plans")

            WADE H. CABLE                                 Copy to:
President and Chief Operating Officer             RICHARD M. SHERMAN, ESQ.
          WILLIAM LYON HOMES                         Irell & Manella LLP
        4490 Von Karman Avenue                 840 Newport Center Drive, Suite
   Newport Beach, California 92660                           400
            (949) 833-3600                     Newport Beach, California 92660
                                                       (949) 760-0991


            (Name, address including zip code and telephone number,
             including area code, of registrants' agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM            MAXIMUM
             TITLE OF                  AMOUNT TO BE      OFFERING PRICE        AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED       REGISTERED (1)      PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
==================================================================================================================
1991 Stock Option Plan

        Common Stock, par value
        $0.01 per share                     29,912          $10.12(3)         $  302,709             $   79.92

        Common Stock, par value
        $0.01 per share                     44,000          $ 7.81(4)         $  343,640             $   90.72
------------------------------------------------------------------------------------------------------------------
William Lyon Homes
2000 Stock Incentive Plan

        Options                            392,500             N/A                N/A                    N/A
        Common Stock, par value
        $0.01 per share                  1,000,000          $ 7.81(4)         $7,810,000             $2,061.84
===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under either the 1991 Stock Option Plan or the William Lyon Homes 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)     Estimated solely for purposes of calculating the registration fee.

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is computed based on the exercise price per share of outstanding options.

(4) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the registration fee is based on the average of the high and low selling prices per share of Common Stock, par value $.01 per share, of William Lyon Homes on November 16, 2000 as reported by the New York Stock Exchange.

================================================================================

                                EXPLANATORY NOTE

        We are filing this registration statement in order to register an aggregate of 1,029,912 shares of our common stock, par value $.01 per share, which we have reserved for issuance under the 1991 Stock Option Plan and the William Lyon Homes 2000 Stock Incentive Plan and 44,000 shares which will be resold pursuant to the reoffer prospectus. We are also registering the additional shares of common stock that may become available for purchase in accordance with the provisions of either Plan in the event of changes in the outstanding shares of our common stock, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations.

        The material that immediately follows constitutes a reoffer prospectus, prepared in accordance with the requirements of Part I of Form S-3, in accordance with General Instruction C to Form S-8. The reoffer prospectus is to be used in connection with resales of securities acquired under the 1991 Stock Option Plan.

        All references in this registration statement to "Registrant," "the Company," "William Lyon Homes," "we," "our," and "us" refer to William Lyon Homes, a Delaware corporation.

                               WILLIAM LYON HOMES
                                  COMMON STOCK
                                 44,000 SHARES

        This reoffer prospectus relates to 44,000 shares of common stock of William Lyon Homes, a Delaware corporation, which may be offered and resold from time to time by the stockholders whom we have listed by name in the attached Annex 1. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale.

        We will not receive any of the proceeds from the sale of the securities covered by this reoffer prospectus. The Selling Stockholders will pay all selling and other expenses, if any, associated with any sale of the securities offered pursuant to this reoffer prospectus. We will pay all of the expenses of registration incurred in connection with this offering.

        Each selling stockholder and any broker executing selling orders on behalf of them may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

        PLEASE READ CAREFULLY "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS REOFFER PROSPECTUS.

        Our common stock is traded on the New York Stock Exchange under the symbol "WLS."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        You may rely only on the information contained in this reoffer prospectus. We have not authorized anyone to provide information different from that contained in this reoffer prospectus. Neither the delivery of this reoffer prospectus nor sale of shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the shares in any circumstances in which the offer or solicitation is unlawful.

           The date of this reoffer prospectus is November 17, 2000.

                                TABLE OF CONTENTS


                                                                               Page

The Company .................................................................   3

Risk Factors ................................................................   3

       Our revenues may go down and results of operations may be
       adversely affected if demand for housing declines as
       a result of changes in economic and business conditions ..............   3

       Our financial position, future results and prospects may be adversely affected by a variety of risks, many of which are
       beyond our control ...................................................   3

       Governmental laws and regulations may increase our expenses, limit the number of homes that we can build or delay completion
       of our projects ......................................................   4

       We may not be able to acquire desirable lots for residential
       buildout .............................................................   4

       Our requirement to repurchase senior notes may adversely affect
       our ability to acquire, hold and develop projects ....................   4

       We may not be able to succeed against our competitors ................   4

       Our operating results are variable and if we fail to meet
       the expectations of public market analysts and investors,
       the market price of our common stock may decline
       significantly ........................................................   5

       The transfer restrictions imposed on our stock may make it difficult for a third party to acquire us even if doing so would
       benefit our stockholders .............................................   5

       The transfer restrictions may not be enforceable and an ownership change may occur with the result that our ability to use our tax net operating
       loss carryforwards will be severely limited ..........................   5

       Future legislation may result in us not being
       able to realize the tax benefits currently available .................   6

       The Internal Revenue Service could challenge the amount of our net operating loss carryforwards thereby reducing the amount of
       tax benefits that we could use .......................................   6

Use of Proceeds .............................................................   6

Selling Stockholders ........................................................   6

Plan of Distribution ........................................................   7

Where you can find more information about William Lyon Homes ................   7

Incorporation of certain information by reference ...........................   8

Forward Looking Statements ..................................................   9

Annex 1 .....................................................................   A-1

                                   THE COMPANY

        Our principal executive offices are located at 4490 Von Karman Avenue, Newport Beach, California 92660, and our telephone number is (949) 833-3600. Additional information regarding William Lyon Homes is set forth in our Annual Report on Form 10-K for the year ended December 31, 1999 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are incorporated by reference into this reoffer prospectus.

        We are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada. On November 10, 1999, our predecessor, The Presley Companies, merged with and into a wholly-owned subsidiary that changed its name to "The Presley Companies." On December 31, 1999, we changed our name to "William Lyon Homes."


                                  RISK FACTORS

        You should carefully consider the following risk factors as well as the other information contained in this reoffer prospectus.

OUR REVENUES MAY GO DOWN AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED IF DEMAND FOR HOUSING DECLINES AS A RESULT OF CHANGES IN ECONOMIC AND BUSINESS CONDITIONS.

        General economic and business conditions, both local and national, may be less favorable in the future. For example, California, where many of William Lyon Homes' projects are located, underwent a significant recession in the early 1990s. Should economic and business conditions decline, demand for William Lyon Homes' homes could be significantly affected. An important segment of William Lyon Homes' customer base consists of move-up buyers, who often purchase homes subject to contingencies related to the sale of their existing homes. In the past, the difficulties facing these buyers in selling their homes during recessionary periods have adversely affected William Lyon Homes' sales. Moreover, during the last recession, William Lyon Homes had to reduce its sales prices and offer greater incentives to buyers to compete for sales that resulted in reduced margins. In addition, increases in mortgage interest rates could reduce demand for new homes by reducing prospective buyers' ability to obtain affordable financing. Higher interest rates will also increase the amount of interest that William Lyon Homes is obligated to pay its lenders. Increases in the rate of inflation could adversely affect William Lyon Homes' margins by increasing its costs and expenses. In times of high inflation, demand for housing may decline and William Lyon Homes may be unable to recover its increased costs through higher sales prices. William Lyon Homes' operations are subject to the potential for significant variability and fluctuations in real estate values. Should a substantial decline in real estate values occur, William Lyon Homes may be required to write-down the book value of its real estate assets in accordance with generally accepted accounting principles.

OUR FINANCIAL POSITION, FUTURE RESULTS AND PROSPECTS MAY BE ADVERSELY AFFECTED BY A VARIETY OF RISKS, MANY OF WHICH ARE BEYOND OUR CONTROL.

        As a homebuilder, William Lyon Homes is subject to numerous risks, many of which are beyond its control, including:

        - Adverse weather conditions such as droughts, floods, or wildfires could damage William Lyon Homes' projects, cause delays in completion of its projects or reduce consumer demand for its projects.

        - Shortages in labor or materials could delay completion of William Lyon Homes' projects and cause increases in the prices that it pays for labor or materials, thereby affecting William Lyon Homes' sales and profitability.

        - Landslides, soil subsidence, earthquakes and other geologic events could occur that damage William Lyon Homes' projects, cause delays in the completion of its projects or reduce consumer demand for its projects. Many of William Lyon Homes' projects are located in California, which has experienced significant earthquake activity, including the 1994 earthquake in Northridge, California. Losses associated with these events may not be insurable, economically insurable or subject to effective indemnification arrangements. In addition to direct damage to William Lyon Homes' projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting the ability of William Lyon Homes to market homes in those areas and possibly increasing the costs of completion.

        - Construction defect, soil subsidence and other building related claims may be asserted against William Lyon Homes.

GOVERNMENTAL LAWS AND REGULATIONS MAY INCREASE OUR EXPENSES, LIMIT THE NUMBER OF HOMES THAT WE CAN BUILD OR DELAY COMPLETION OF OUR PROJECTS.

        William Lyon Homes is subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. William Lyon Homes may also be subject to periodic delays in its homebuilding projects due to building moratoria. William Lyon Homes is also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the protection of health and the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site's location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause William Lyon Homes to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

WE MAY NOT BE ABLE TO ACQUIRE DESIRABLE LOTS FOR RESIDENTIAL BUILDOUT.

        The future growth of William Lyon Homes depends upon its ability to acquire suitable properties for development. William Lyon Homes' financial position, future results and prospects may be adversely affected if properties at desirable prices and locations are not continually available.

OUR REQUIREMENT TO REPURCHASE SENIOR NOTES MAY ADVERSELY AFFECT OUR ABILITY TO ACQUIRE, HOLD AND DEVELOP PROJECTS.

        If William Lyon Homes' consolidated tangible net worth is less than $60 million on the last day of each of any two consecutive quarters, William Lyon Homes is required by the trust indenture governing its senior notes to offer to purchase $20 million in principal amount of the notes, less the face amount of notes acquired by William Lyon Homes, each six months, until such time as William Lyon Homes has a consolidated tangible net worth of at least $60 million. At September 30, 2000, William Lyon Homes had a consolidated tangible net worth of $73.6 million. Because of William Lyon Homes' obligation to offer to purchase $20 million, William Lyon Homes has been restricted in its ability to acquire, hold and develop real estate projects.

WE MAY NOT BE ABLE TO SUCCEED AGAINST OUR COMPETITORS.

         The homebuilding industry is highly competitive. Homebuilders compete for, among other things, desirable properties, financing, raw materials and skilled labor. William Lyon Homes competes both with large homebuilding companies, some of which have greater financial resources than William Lyon Homes, and with smaller local builders. William

Lyon Homes also competes for sales with individual resales of existing homes and with available rental housing.

OUR OPERATING RESULTS ARE VARIABLE AND IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

        William Lyon Homes has historically experienced, and in the future expects to continue to experience, variability in its operating results on a quarterly and year-to-year basis. Many of the factors affecting William Lyon Homes' results, such as those discussed above, are beyond its control and may be difficult to predict.

THE TRANSFER RESTRICTIONS IMPOSED ON OUR STOCK MAY MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE US EVEN IF DOING SO WOULD BENEFIT OUR STOCKHOLDERS.

        We have implemented transfer restrictions with respect to shares of our stock. In general, these transfer restrictions prohibit, without the prior approval of our Board of Directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock by or to any holder:

        - who beneficially owns directly or through attribution 5% or more of our stock; or

        - who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock, would beneficially own directly or through attribution 5% or more of our stock.

        These transfer restrictions are scheduled to expire on November 11, 2002, unless our Board of Directors extends or accelerates the expiration date. These transfer restrictions are intended to help reduce, but not eliminate, the risk of unfavorable ownership changes which could severely limit our use of tax benefits from our tax net operating loss carryforwards for use in offsetting future taxable income.

        These transfer restrictions may impede an attempt by someone to acquire a significant controlling interest in us. These transfer restrictions also may make it more difficult to effect a merger or similar transaction even if a majority of the stockholders favor the transaction. Furthermore, the transfer restrictions could entrench management because our common stock is more likely to remain owned by the same stockholders without the potential for the realization of a change in control premium.

THE TRANSFER RESTRICTIONS MAY NOT BE ENFORCEABLE AND AN OWNERSHIP CHANGE MAY OCCUR WITH THE RESULT THAT OUR ABILITY TO USE OUR TAX NET OPERATING LOSS CARRYFORWARDS WILL BE SEVERELY LIMITED.

        The transfer restrictions could be challenged and a court could refuse to enforce them. It is also possible that the tax authorities could take the position that the transfer restrictions do not provide the intended effect or adequate remedies for tax purposes. Thus, even if the transfer restrictions are in place, transactions could potentially occur that would severely limit our ability to use the tax benefits associated with out net operating loss carryforwards.

FUTURE LEGISLATION MAY RESULT IN US NOT BEING ABLE TO REALIZE THE TAX BENEFITS CURRENTLY AVAILABLE.

        It is possible that legislation or regulations will be adopted that would limit our ability to use the tax benefits associated with our current tax net operating loss carryforwards.

THE INTERNAL REVENUE SERVICE COULD CHALLENGE THE AMOUNT OF OUR NET OPERATING LOSS CARRYFORWARDS THEREBY REDUCING THE AMOUNT OF TAX BENEFITS THAT WE COULD USE.

        The amount of the net operating loss carryforwards claimed by us has not been audited or otherwise validated by the Internal Revenue Service and it could challenge the amount of the net operating loss carryforwards that we have calculated.


                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale by the selling stockholders of their securities.


                              SELLING STOCKHOLDERS

        The selling stockholders acquired the shares covered by this reoffer prospectus under our 1991 Stock Option Plan. Annex 1 to this reoffer prospectus is a table, as of November 8, 2000, which shows:

        - the name of each selling stockholder and his or her relationship to William Lyon Homes during the last three years;

        - the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering (assuming that all options to acquire shares are exercisable immediately);

        - the number of shares of common stock offered pursuant to this reoffer prospectus by each selling stockholder; and

        - the amount and the percentage (if greater than one percent) of our common stock that each selling stockholder will own after completion of this offering (assuming all of the outstanding options under the Plan are exercised, all of the shares acquired are sold, no additional shares are acquired and no shares, other than those offered pursuant to this reoffer prospectus, are sold).

        We may amend or supplement Annex 1 from time to time.

                              PLAN OF DISTRIBUTION

        The shares offered by this reoffer prospectus may be sold from time to time to purchasers directly in one or more transactions (which may involve one or more block transactions). The selling stockholders alternatively may sell the shares offered pursuant to this reoffer prospectus on the New York Stock Exchange or otherwise at prices and on terms then prevailing, or at prices related to the then current market price or in negotiated transactions. The selling stockholders may choose to dispose of their shares offered under this reoffer prospectus by gift to one or more third parties or as a donation to a charitable or non-profit entity. In addition, the selling stockholders may sell under Rule 144 promulgated under the Securities Act of 1933, as amended, any securities covered by this reoffer prospectus which qualify for sale under Rule 144 rather than pursuant to this reoffer prospectus. We will not receive any part of the proceeds of the sales made hereunder. All expenses associated with this reoffer prospectus are being borne by us, but all selling and other expenses incurred by a selling stockholder will be borne by such selling stockholder.

        Some or all of the shares offered pursuant to this reoffer prospectus may be sold through brokers acting on behalf of the selling stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as broker or agent.

        To our knowledge, there is currently no agreement with any broker or dealer respecting the sale of the shares offered pursuant to this reoffer prospectus. The selling stockholders may agree to indemnify any broker or dealer that participates in transactions involving the sale of the shares, including liabilities arising under the Securities Act.

        The selling stockholders and any dealer participating in the distribution of any shares offered hereby or any broker executing selling orders on behalf of a selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of common stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

        We cannot assure you that any of the selling stockholders will offer for sale or sell any or all of the securities covered by this reoffer prospectus.


              WHERE CAN YOU FIND MORE INFORMATION ABOUT WILLIAM LYON HOMES?

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and accordingly, must file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these materials at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 to obtain further information about the operation of the public reference rooms. The Commission also maintains an Internet web site that contains reports, proxy statements and other information regarding companies and other persons that file electronically with the Commission. The Commission's web site address is http://www.sec.gov. Our common stock is traded on the

New York Exchange under the symbol "WLS" and you may inspect reports and information that we file at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        We have filed a registration statement and related exhibits on Form S-8 with the Commission under the Securities Act of 1933, as amended, with respect to the securities covered by this reoffer prospectus. The registration statement, which includes this reoffer prospectus, contains additional information about William Lyon Homes and the shares to be sold by the Selling Stockholders. You may inspect the registration statement and exhibits without charge at the Commission's offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and you may obtain copies from the Commission at prescribed rates.


                    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and the information that William Lyon Homes files later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the Commission:

        - the description of our common stock which is set forth under the heading "Summary of Transfer Restrictions" on pages 49-51 and the headings "Description of the Capital Stock of Merger Sub", "Certain Provisions of Delaware Corporate Law and Charter Documents" and "Comparison of Restated Certificate of Incorporation and Bylaws on pages 53-55 of our Registration Statement on Form S-4 filed with the Commission on October 7, 1999 (Registration No. 333-885869);

        - Annual Report on Form 10-K for the year ended December 31, 1999; and

        - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

        - Proxy Statement for our annual meeting of stockholders held on May 9, 2000;

        - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

        - Quarterly Report on Form 10-Q for the quarter ended September 30,
2000.

        We are also incorporating by reference all other reports and documents that we may file with the Commission pursuant to Section 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this reoffer prospectus and the termination of the offering of the securities.

        You may request, and if you do we will provide at no cost to you, a copy of any of the documents that we have incorporated by reference (not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference into those documents or into this reoffer prospectus) by writing or telephoning us at the following address:

        William Lyon Homes
        4490 Von Karman Ave.
        Newport Beach, California 92660
        Tel: (949) 833-3600
        Attention:  Corporate Secretary

        Any statement contained in a document incorporated by reference in this reoffer prospectus shall be deemed modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus or any other subsequently filed document which is also incorporated by reference modifies or supersedes that statement. You should rely only on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information.

                           FORWARD LOOKING STATEMENTS

        You are cautioned that certain statements contained in this Registration Statement on Form S-8, as well as some statements by us in periodic press releases and some oral statements by our officials to securities analysts and stockholders during presentations about us are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "hopes," and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future company actions, which may be provided by management, are also forward-looking statements as defined in the Act. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, us, economic and market factors and the homebuilding industry.

        Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. The principal factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions either nationally or in regions in which we operate, whether an ownership change occurs which results in the limitation of our ability to utilize the tax benefits associated with our net operating loss carryforward, changes in home mortgage interest rates, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, whether we are able to refinance the outstanding balances of outstanding senior notes and our working capital facility at their respective maturities, the timing of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth.

                                     EXPERTS

        The consolidated financial statements of William Lyon Homes appearing in William Lyon Homes' Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                     ANNEX 1

---------------------------------------------------------------------------------------------
                                              Shares of
                                             Common Stock                Shares to be
                                             Beneficially                Beneficially
                      Relationship to         Owned as of     Shares      Owned upon
                      Company During         November 15,     Offered   Completion of
Selling Stockholder  Last Three Years          2000(1)        Hereby      Offering(2)    Percent
------------------------------------------------------------------------------------------------
David M. Siegel      Senior Vice             44,000(3)         44,000         0             *
                     President and Chief
                     Financial Officer of
                     William Lyon Homes
                     from November 10,
                     1999 until June 23,
                     2000. Senior Vice
                     President and Chief
                     Financial Officer of
                     The Presley
                     Companies from
                     October 1, 1987
                     until November 10,
                     1999.
--------------------------------------------------------------------------------------------

(1) Includes all shares acquirable within sixty (60) days.

(2) Assumes sale of all of the shares offered hereby; however, the selling stockholders may or may not sell any of the offered shares.

(3) Includes 44,000 shares beneficially owned by The Siegel Family Trust U/D/T Est. 6-20-89.

 * Represents less than 1% of the issued and outstanding shares of William Lyon Homes common stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999; and

        (b) Registrant's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2000, June 30, 2000, and September 30, 2000.

        (c) Proxy Statement for our annual meeting of stockholders held on May 9, 2000.

        Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify such person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by Section 102(b)(7) of the DGCL, Article VII of Registrant's Certificate of Incorporation provides that no director of Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

        As permitted by Section 145 of the DGCL, Article IX of Registrant's Certificate of Incorporation provide that Registrant shall indemnify, to the fullest extent not prohibited by law, any current or former directors, officers, employees and agents who are made, or are threatened to be made, parties to any action, suit or proceeding. Section 10.2 of Registrant's Bylaws also provides that officers and directors of Registrant shall be indemnified to the fullest extent permitted by applicable law and Section 10.6 of the Bylaws permits Registrant to indemnify its employees and agents to the same extent.

        Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Registrant. Registrant also entered into agreements to indemnify Registrant's directors and executive officers, in addition to the indemnification provided for in Registrant's Certificate of Incorporation and Registrant's Bylaws.

        The Delaware General Corporation Law permit and our Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        The sale and issuance of securities to the selling stockholders by the registrant to whom the shares offered for resale pursuant to this Registration Statement were sold were in each case deemed to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof. The sale and issuance of securities was effected pursuant to options granted to the two selling stockholders and did not involve a public offering.

ITEM 8. EXHIBITS.

        4.1     1991 Stock Option Plan

        4.2     William Lyon Homes 2000 Stock Incentive Plan

        4.3 Registrant's Articles of Incorporation (incorporated by reference to Registrant's Registration Statement on Form S-4 (Registration No. 333-885869)

        4.4 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (Registration No. 333-885869)

        5.      Opinion of Irell & Manella LLP

        23.1    Consent of Ernst & Young LLP, Independent Accountants

        23.2    Consent of Irell & Manella LLP (included in Exhibit 5)

        24. Powers of Attorney (included on the signature page of this Registration Statement

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 16th day of November, 2000.

                                           WILLIAM LYON HOMES,
                                           a Delaware corporation



                                           By: /s/ WADE H. CABLE
                                              ----------------------------------
                                                   Wade H. Cable
                                                   President and Chief Operating
                                                   Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wade H. Cable and Michael D. Grubbs, or either of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                              TITLE                        DATE
              ---------                              -----                        ----
/s/ WILLIAM LYON                        Chairman of the Board and        November 10, 2000
---------------------------------       Chief Executive Officer
    William Lyon                        (principal executive officer)


/s/ MICHAEL D. GRUBBS                   Senior Vice President and        November 10, 2000
---------------------------------       Chief Financial Officer
    Michael D. Grubbs                   (principal financial officer)


/s/ W. DOUGLASS HARRIS                  Vice President and Corporate     November 10, 2000
---------------------------------       Controller (principal
    W. Douglass Harris                  accounting officer)


/s/ WADE H. CABLE                       Director and President and       November 10, 2000
---------------------------------       Chief Operating Officer
    Wade H. Cable


/s/ JAMES E. DALTON                     Director                         November 10, 2000
---------------------------------
    James E. Dalton


/s/ RICHARD E. FRANKEL                  Director                         November 13, 2000
---------------------------------
    Richard E. Frankel


/s/ WILLIAM H. LYON                     Director                         November 10, 2000
---------------------------------
    William H. Lyon


/s/ WILLIAM H. MCFARLAND                Director                         November 10, 2000
---------------------------------
    William H. McFarland


/s/ MICHAEL L. MEYER                    Director                         November 13, 2000
---------------------------------
    Michael L. Meyer


/s/ RAYMOND A. WATT                     Director                         November 10, 2000
---------------------------------
    Raymond A. Watt


/s/ RANDOLPH W. WESTERFIELD             Director                         November 11, 2000
---------------------------------
    Randolph W. Westerfield

                                  EXHIBIT INDEX



                                                                                 Sequentially
Exhibit               Description                                               Numbered Page
-------               -----------                                               -------------
4.1                   1991 Stock Option Plan                                          17

4.2                   William Lyon Homes 2000 Stock Incentive Plan                    23

4.3                   Registrant's Articles of Incorporation (incorporated by         --
                      reference to Registrant's Registration Statement on Form
                      S-4 (Registration No. 333-885869)

4.4                   Registrant's Bylaws (incorporated by reference to               --
                      Exhibit 3.2 to Registrant's Registration Statement
                      on Form S-4 (Registration No. 333-885869)

5                     Opinion of Irell & Manella LLP                                  38

23.1                  Consent of Ernst & Young LLP, Independent Accountants           39

23.2                  Consent of Irell & Manella LLP (included in Exhibit 5)

24 Powers of Attorney (included on the signature page of this Registration Statement)